Exhibit 4.13

English Translation

Huangshan Panjie Investment Fund LLP

Limited Partnership Admission Agreement

This agreement was signed by and among the following parties on June 10, 2019 at Huangshan High-tech Industrial Development Zone (former Huangshan Economic Development Zone), Anhui, China:

New Limited Partner: Jiangsu Su Xuan Tang Pharmaceutical Co., Ltd. (“New Limited Partner”)

General Partner: Huangshan Panjie Investment Management Co., Ltd. (“Huangshan Panjie”)

General Partner: Anhui GOHO Private Equity Management Co., Ltd. (“Anhui GOHO”)

Limited Partner: Huangshan Development & Investment Corporation Ltd. (“HDI”)

Limited Partner: Shanghai Panjie Investment Co., Ltd. (“Shanghai Panjie”)

Article 1. Admission of the New Limited Partner

1. The New Limited Partner agrees to join the Huangshan Panjie Investment Fund LLP (the “Fund”) and become a limited partner of the Fund.

2. The New Limited Partner agrees to subscribe for a capital contribution of RMB 50 million. And the New Limited Partner will subscribe RMB 25 million for an initial capital contribution within three days after the signing of the “Supplement Agreements to the Huangshan Panjie Investment Fund LLP Limited Partnership Admission Agreement. The remaining capital contribution of RMB 25 million will be submitted fully and on time, no later than October 31, 2019.

3. The New Limited Partner agrees to be subject to all the terms and conditions in the Huangshan Panjie Investment Fund LLP Partnership Admission Agreement and the Supplement Agreements to the Huangshan Panjie Investment Fund LLP Limited Partnership Agreement” (“Partnership Admission Agreement & Supplementary Agreement”).

Article 2. Representations and Warranties provided by the New Limited Partner

1. The New Limited Partner has carefully read and signed the partnership agreement & supplemental agreement (attached) and the Limited Partnership Admission Agreement provided by the executive partner. The signature is the presentation of the New Limited Partner’s true meaning. The rights and obligations between the New Limited Partner and the other partners are stipulated by the partnership agreement & supplemental agreement, as well as this Limited Partnership Admission Agreement.

2. The New Limited Partner has the knowledge and experience in the fields of finance and commerce, and the ability to weigh the benefits and risks of the partners’ equity investment. The New Limited Partner is able to withstand the risks of the equity investment and understand the risks and other relevant considerations of the partnership.

3. The New Limited Partner knows that it must register in the relevant industrial and commercial registration department, and fulfills the capital contribution obligations (if any) in accordance with the partnership agreement & supplemental agreement, as well as this agreement. The New Limited Partner understands and agrees to the legal effect of this agreement. And the withdrawal of the partnership after joining the Fund must be handled in accordance with the partnership agreement. The partnership agreement stipulates the rights, obligations and withdrawals of the limited partnership, and all New Limited Partners guarantee that they have the right and ability to sign this agreement and legally binding documents.

4. The New Limited Partner has the appropriate right or authority to sign this agreement and other documents relevant to the agreement. The New Limited Partner further agrees to fully fulfill the obligations under these documents and completes the formalities specified in these documents.

Article 3. Legal Rights of the New Limited Partner

The New Limited Partner will be admitted to be a limited partner of the Fund after this agreement is accepted by all the existing partners and the corresponding partnership agreement and supplementary agreement are signed. The executive partner has been entrusted with the management and operation of the Fund. All New Limited Partners have the right to supervise the partnership business in accordance with relevant laws, regulations and the partnership agreement. These legal powers are irrevocable and sustainable until the New Limited Partner withdraws from the partnership, unless the partner has withdrawn from the partnership in accordance with the relevant partnership agreement, laws and regulations.

Article 4. Liability for breach of contract

1. As of the date of signing this Agreement, all information provided by the New Limited Partner to the Fund is correct and complete. The New Limited Partner agrees to notify the executive partner as soon as any statements, warranties or other information in the agreement change.

2. If any New Limited Partner breaches the partnership agreement or this agreement causes losses to the Fund or other partners, the partner will be liable for compensation.

Article 5. Governing Law and Dispute Resolution

The interpretation and enforcement of this agreement shall be governed by the laws of the People’s Republic of China. Any dispute arising from this agreement shall be settled by the Huangshan Arbitration Commission.

Article 6. Other

1. For the purpose of notification, the new limited partner Jiangsu Su Xuan Tang Pharmaceutical Co., Ltd. provides the following communication information:

Limited Partner: Jiangsu Su Xuan Tang Pharmaceutical Co., Ltd.

Contact:

Feng Zhou

Address: No.178, Taibei East Road, Taidong Town, Taizhou, Jiangsu

Zip code: 225300

Phone: 0523-86299087; Fax: 0523-86299087

Email:545478714@qq.com

2. There are seven copies of this agreement for each partner. The Fund keeps one copy. And the other one is used for the relevant industrial and commercial registration procedures. Each of them has the same legal effect.

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Huangshan Panjie Investment Fund LLP Limited Partnership Admission Agreement]

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This Agreement was signed by the following parties at the date and location listed at the beginning of this Agreement:

General Partner: Huangshan Panjie Investment Management Co., Ltd. (sealed)

Legal representative or authorized agent (signature): Renyong Li (sealed)

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This Agreement was signed by the following parties at the date and location listed at the beginning of this Agreement:

General Partner: Anhui GOHO Private Equity Management Co., Ltd. (sealed)

Legal representative or authorized agent (signature): Qing Zhou (sealed)

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This Agreement was signed by the following parties at the date and location listed at the beginning of this Agreement:

General Partner: Huangshan Development & Investment Corportation Ltd. (sealed)

Legal representative or authorized agent (signature): Yanan Wang (sealed)

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This Agreement was signed by the following parties at the date and location listed at the beginning of this Agreement:

General Partner: Shanghai Panjie Investment Co., Ltd. (sealed)

Legal representative or authorized agent (signature): Renyong Li (sealed)

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This Agreement was signed by the following parties at the date and location listed at the beginning of this Agreement:

General Partner: Jiangsu Su Xuan Tang Pharmaceutical Co., Ltd. (sealed)

Legal representative or authorized agent (signature): Feng Zhou (sealed)

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